Exhibit 99.1

Seres Therapeutics Announces Completion of VOWST™ Asset Sale to Société des

Produits Nestlé S.A

Transaction supports further development of SER-155, following recent promising clinical data, and other cultivated live biotherapeutics, for multiple medically vulnerable patient populations at high risk of life-threatening bacterial infections

Cash received at completion, along with anticipated future deal payments, extends runway into Q4 2025

CAMBRIDGE, Mass.—September 30, 2024— Seres Therapeutics, Inc. (Nasdaq: MCRB), (“Seres” or the “Company”), a leading live biotherapeutics company, today announced that it has completed the previously announced sale of its VOWST business to Société des Produits Nestlé S.A (“SPN”, and with certain of its affiliates, collectively, “Nestlé Health Science”).

“We are pleased to complete the sale of VOWST to Nestlé Health Science, which strengthens our financial position and sharpens our focus on developing our novel platform in multiple medically vulnerable patient populations at high risk of life-threatening bacterial infections and associated negative clinical outcomes,” said Eric Shaff, President and CEO of Seres Therapeutics. “The recently announced highly encouraging clinical results from our Phase 1b Cohort 2 study, demonstrating that SER-155 was associated with a significant reduction in both bloodstream infections and systemic antibiotic exposure, as well as a lower incidence of febrile neutropenia, as compared to placebo, in patients undergoing allogeneic Hematopoietic Stem Cell Transplantation (allo-HSCT), reinforces our conviction in the potential of our cultivated live biotherapeutics platform to provide significant patient benefits and meaningful commercial opportunity. The resources provided by the VOWST transaction will support our plans to progress SER-155, including applying for Breakthrough Therapy designation, and additional biotherapeutic pipeline programs.”

Mr. Shaff continued, “We are emerging from this transaction a more streamlined organization, with our debt fully retired and an investment plan focused on advancing our promising pipeline programs. The Company’s headcount will decrease from approximately 200 to 100, principally due to the transition of manufacturing and quality team members from Seres to Nestlé Health Science, positioning the organization to efficiently progress our strategy. We want to thank all our colleagues for their contributions to Seres and to developing VOWST for patients. We look forward to working with Nestlé Health Science to ensure a smooth transition and wish them all the best as the stewards of VOWST moving forward.”

In addition to Seres’ plans to further develop SER-155 in allo-HSCT, the Company intends to evaluate the program in additional medically vulnerable patient populations at high risk for bacterial bloodstream infections, such as cancer neutropenia (including autologous HSCT and CAR-T patients), and solid organ transplants where there is significant unmet need, severe consequences of infection and a high cost burden on the healthcare system, and thus potential for meaningful commercial opportunity. Seres is also developing another proprietary live biotherapeutic composition, SER-147, designed to improve clinical outcomes in compromised chronic liver disease patients at high risk of bacterial infections.

Seres continues to evaluate opportunities to maximize value creation. The Company believes there is potential to pursue both internal clinical development and externally supported efforts, including partnerships, to evaluate its biotherapeutics in multiple target populations that could benefit patients and create significant commercial value.

Economics and Cash Runway

Upon the closing of the transaction, Seres received gross proceeds of approximately $175M, including payment of an up-front, prepaid milestone and equity investment, less approximately $20M in settlement of net obligations payable to Nestlé Health Science. Seres is due to receive installment payments of $50M in January 2025, and $25M (less up to approximately $1.5M in employment-related payments to Nestlé Health Science), in July 2025, subject to Seres’ material compliance with its transition obligations. The Company is also eligible to receive future milestone payments of up to $275M, based on VOWST worldwide net sales.

Considering Seres’ current cash reserves, future operating plans, and anticipated capital from the sale, as well as ongoing transaction obligations, the Company expects its cash runway to extend into Q4 2025.

Advisors to Seres

Lazard acted as sole investment banker to Seres in connection with the VOWST sale, and Latham & Watkins LLP serves as the Company’s legal counsel.

About Seres Therapeutics

Seres Therapeutics, Inc. (Nasdaq: MCRB) is a clinical-stage company focused on improving patient outcomes in medically vulnerable populations through novel live biotherapeutics. Seres led the successful development and approval of VOWST™, the first FDA-approved orally administered microbiome therapeutic, which was sold to Nestlé Health Science in September 2024. The Company is developing SER-155, which has demonstrated a significant reduction in bloodstream infections and related complications (as compared to placebo) in a clinical study in patients undergoing allogeneic Hematopoietic Stem Cell Transplantation (allo-HSCT). SER-155 and our other pipeline programs are designed to target multiple disease-relevant pathways and are manufactured from standard clonal cell banks via single-strain cultivation, rather than from the donor-sourced production process used for VOWST. The Company is also advancing additional cultivated oral live biotherapeutics for medically vulnerable populations, including those with chronic liver disease, cancer neutropenia, and solid organ transplants. For more information, please visit www.serestherapeutics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements about the financial terms and use of proceeds of the transaction; the results of our clinical studies; future product candidates, development plans and commercial opportunities; operating plans and our future cash runway; our planned strategic focus and other statements which are not historical fact.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: (1) we have incurred significant losses, are not currently profitable and may never become profitable; (2) our need for additional funding; (3) our history of operating losses; (4) our novel approach to therapeutic intervention; (5) our reliance on third parties to conduct our clinical trials and manufacture our product candidates; (6) the competition we will face; (7) our ability to protect our intellectual property; (8) our ability to retain key personnel and to manage our growth; (9) the effect of the transaction on our ability to retain and hire key personnel and maintain relationships with our customers, suppliers, advertisers, partners and others with whom we do business, or on our operating results and businesses generally; (10) the risks associated with the disruption of management’s attention from ongoing business operations due to the obligation to provide transition services; (11) our failure to receive the installment payments or the milestone payments in the future; (12) the uncertainty of impact of the 50/50 profit and loss sharing arrangement on our reported results and liquidity; and (13) we may not be able to realize the anticipated benefits of the transaction. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC), on August 13, 2024, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor and Media Contacts:

IR@serestherapeutics.com

Carlo Tanzi, Ph.D.

Kendall Investor Relations

ctanzi@kendallir.com